SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 30, 2005

NEW LIFE SCIENTIFIC, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

NEVADA	000-32321	88-00440989
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4400 Route 9 South, Suite 1000

Freehold, New Jersey 07728

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(732) 303-7341

(ISSUER TELEPHONE NUMBER)

(FORMER NAME AND ADDRESS)

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On or about May 25, 2005, we announced plans to acquire the non-domestic business of Pharma Trials International LLC for $1,500,000 of our shares of common stock. The conversion rate for such amount was to be determined at some future time. Pharma Trials International LLC was to assign all of its non domestic current contracts at such time and future contracts to a newly created entity, PharmaTrials International Inc., a Florida corporation ("PTI"). We formed PTI for the sole purpose of operating such business assigned by Pharma Trials International LLC or acquired by its new management which came from Pharma Trials International LLC, which in turn would also operate Pharma Trials International LLC's Ukrainian subsidiary PharmaTrials Ukraine ("PTU"). Management of Pharma Trials International LLC would also operate PTI as well as join in our management and Board of Directors. Closing was agreed to as the time when we received "proof of concept" and the purchase price of $1,500,000 was justified.

To date, the following has occurred:

•	We are currently operating PTI and PTU
•

PTI signed a contract with a German pharmaceutical company engaged in the development and marketing of pharmaceutical products. It is currently conducting a clinical study for them in accordance with the contract. We have determined the value of this contract to be approximately $1,000,000.

•

PTI is also currently conducting another study that was contracted to the transaction with us. It is with West Pharmaceutical Services. We have determined the value of this contract to be approximately $600,000 to $700,000.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On or about May 25, 2005, we announced plans to acquire the non-domestic business of Pharma Trials International LLC for $1,500,000 of our shares of common stock. The conversion rate for such amount was to be determined at some future time. Pharma Trials International LLC was to assign all of its non domestic current contracts at such time and future contracts to a newly created entity, PharmaTrials International Inc., a Florida corporation ("PTI"). We formed PTI for the sole purpose of operating such business assigned by Pharma Trials International LLC or acquired by its new management which came from Pharma Trials International LLC, which in turn would also operate Pharma Trials International LLC's Ukrainian subsidiary PharmaTrials Ukraine ("PTU"). Management of Pharma Trials International LLC would also operate PTI as well as join in our management and Board of Directors. Closing was agreed to as the time when we received "proof of concept" and th e purchase price of $1,500,000 was justified.

To date, the following has occurred:

•	We are currently operating PTI and PTU
•

PTI signed a contract with a German pharmaceutical company engaged in the development and marketing of pharmaceutical products. It is currently conducting a clinical study for them in accordance with the contract. We have determined the value of this contract to be approximately $1,000,000.

•

PTI is also currently conducting another study that was contracted to the transaction with us. It is with West Pharmaceutical Services. We have determined the value of this contract to be approximately $600,000 to $700,000.

The following sets forth the business plan of PTI:

PTI provides services in areas of clinical and market research as well as regulatory support to pharmaceutical clients and other Contract Research Organizations (“CROs”). It assists pharmaceutical, biotechnology, and medical device companies with management for their clinical research programs. A CRO is a company that is contracted to perform all or part of a sponsor’s clinical trials-related tasks. This might include the design, monitoring, and management of trials, the analysis of results, and other specialty duties that drug developers do not have the capacity to perform efficiently.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On December 30, 2005, pursuant to the transaction set forth in 2.10 above, New Life agreed to issue a total of 5,525,000 shares of New Life’s common stock to the following shareholders of PharmaTrials in exchange for all of the issued and outstanding shares of PharmaTrials: Wieslaw J. Bochenek – 1,250,000 shares; Jerry Piotrowski – 1,250,000 shares; Natalia Khlistova – 915,000 shares; Sergiy Pakharyna – 20,000 shares; Sergiy Kazak – 5,000 shares; Alexander Kitagorovski – 915,000 shares; Viktoriy Atamanyuk – 5,000 shares; Anna Shteynberg – 332,500 shares; Allan Shteynberg – 332,500 shares and Eugene Zabolotsky – 500,000 shares. The 5,525,000 shares issued were valued at $1,500,000 or $0.27 per share. The shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. Messrs. Bochenek and Zabolotsky are presently officers and directors of New Life.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the above-referenced shareholders had the necessary investment intent as required by Section 4(2) since the above-referenced shareholders agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements of Business Acquired. Not required.

(b)	Pro Forma Financial Information. Not required.

(c)	Exhibits. None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW LIFE SCIENTIFIC, INC.

By:	/s/ Henry Val
Henry Val
Chief Executive Officer

Dated: January 6, 2005